UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2009

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 28, 2009, CV Therapeutics, Inc. (the "Company") entered into a First Amendment to First Amended and Restated Rights Agreement with Wells Fargo Bank Minnesota, N.A. (the "Amendment"). The Amendment amends the First Amended and Restated Rights Agreement, dated as of July 19, 2000, by and between the Company and Wells Fargo Bank Minnesota, N.A., and extends the expiration date of the Company's shareholder rights plan from February 1, 2009 to February 1, 2010.

The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events

On January 27, 2009, in light of an announcement made by Astellas Pharma Inc. ("Astellas"), the Company publicly disseminated a press release announcing that in November 2008, the Company had received an unsolicited proposal by Astellas to acquire the Company. As indicated in the press release, the Company concluded at that time that the proposal was not in the best interests of the Company or its stockholders, but because Astellas has sought to revive its previously rejected proposal, the Company's board of directors will again review developments to maximize long-term value for stockholders. Also, the Company has concluded that it was in the best interests of the Company and its stockholders to extend the expiration date of its shareholder rights plan from February 1, 2009 to February 1, 2010, pursuant to the Amendment described under Item 1.01 above.

The foregoing description is qualified in its entirety by reference to our press release dated January 27, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

4.1 First Amendment to First Amended and Restated Rights Agreement, dated January 28, 2009.

99.1 Press Release dated January 27, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: January 29, 2009	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-4.1	First Amendment to First Amended and Restated Rights Agreement.
EX-99.1	Press Release dated January 27, 2009.